Exhibit 4.1

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.

AZUR HOLDINGS, INC.

Warrants for the Purchase
of
2,483,016 Shares of Common Stock

No. ________

THIS CERTIFIES that, for consideration, the receipt and sufficiency of which are hereby acknowledged, and for other value received, NEWPOINT ADVISORS LLC (“Newpoint” or the “Holder”) is entitled to subscribe for, and purchase from, AZUR HOLDINGS, INC., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein, at any time or from time to time after the Vesting Dates set forth below until 5:00 P.M. New York City local time on March 1, 2016, up to an aggregate of 2,483,016 shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company. This Warrant shall be exercisable at a price per share equal to the Fair Market Price (as hereinafter defined); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the the number of shares of Common Stock for which this warrant shall be exercisable (but not the exercise price) , shall be adjusted as therein specified. This Warrant must be exercised on a cashless basis or net issuance basis as described herein.

This Warrant shall be immediately exercisable as to 60% of the shares of Common Stock issuable upon the exercise hereof and commencing on September 1, 2006 (the “Vesting Date”) the remaining 40% of the shares of Common Stock issuable upon the exercise hereof. Once they become exercisable, such warrants shall remain exercisable until March 1, 2016.

This Warrant is the Warrant (collectively, including any Warrants issued upon the exercise or transfer of any such Warrants in whole or in part, the “Warrants”) issued pursuant to the Agreement, dated as of March 1, 2006, between the Company and Newpoint (the “Agreement”). Notwithstanding anything to the contrary contained herein, in the event that Newpoint shall be in breach of its obligations under the Agreement or the effective date of termination of the Agreement shall have otherwise occurred prior to the Vesting Date hereunder, then this Warrant shall be deemed null and void with respect to all shares of Common Stock for which this Warrant would become exercisable on the Vesting Date.. As used herein, the term “this Warrant” shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Each share of Common Stock issuable upon the exercise hereof shall be hereinafter referred to as a “Warrant Share”.

1.       The Holder may exercise this Warrant and shall receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant (accompanied by the election form, attached hereto, duly executed) at the principal office of the Company at Azur Holdings, Inc., 101 NE 3rd Avenue, Suite 1220, Fort Lauderdale, Florida 33301, or at such other place as is designated in writing by the Company, together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Warrant Shares computed using the following formula:

Y (A - B)
X	=	A
Where:

X =	The number of Warrant Shares to be issued to the Holder of this Warrant.
Y =	The number of Warrant Shares purchasable under this Warrant as to which this Warrant is being exercised (as adjusted to the date of such calculations) .
A =	The Fair Market Price (as hereinafter defined) of one share of Common Stock.
B =	50% of the Fair Market Price of one share of Common Stock.

The exercise price of this Warrant may be paid only by the above cashless method. The exercise price may not be paid in cash, property, other shares of the Company’s stock, any combination of the foregoing or with any other consideration. The maximum number of shares which shall be issuable upon exercise of this Warrant in full is 1,241,508 shares (50% of the number of shares set forth on the first page of this Warrant), which number is subject to adjustment pursuant to Section 5 and 6 of this Warrant.

2.       Upon each exercise of the Holder’s rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

3.       Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the “Warrant Register”) as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his, her or its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder , for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act), and the rules and regulations thereunder.

4.       The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or similar rights of stockholders.

5.        The number of shares of Common Stock for which this warrant shall be exercisable shall be adjusted in the event that the Company shall at any time after the date hereof (A) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation so that it shall equal the number determined by multiplying the number of shares for which this Warrant is exerciable immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such action and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

(b)       For purposes hereof, the “Fairt Market Price” per share of Common Stock on any date shall be deemed to be the closing price per share of Common Stock on the trading day immediately preceding the date in question on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) upon which the Common Stock is listed or admitted to trading. Such closing price shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through the Nasdaq SmallCap Market or a similar organization if the Nasdaq SmallCap Market is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market or any similar organization, the Current Market Price shall be deemed to be the highest reported bid price for the Common Stock on the OTC Bulletin Board. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange, is not quoted on the Nasdaq SmallCap Market, the OTC Bulletin Board, or any similar organization, the Fair Market Price shall be deemed to be the highest reported bid price for the Common Stock in the “pink sheets”, as reported by pinksheets.com. . If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted on the Nasdaq SmallCap Market, the OTC Bulletin Board, the pink sheets, or any similar organization, the Fair Market Price shall be deemed to be the Fair Market Price, determined as set forth above, on the last date upon which such price is available. In the event that no such price is available, the Fair Market Price shall be the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, absent manifest error.

(c)       All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(d)       In any case in which this Section 5 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock outstanding or in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

(e)       Whenever there shall be an adjustment as provided in this Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered or certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(f)       The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of capital stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Fair Market Price of such share of Common Stock on the date of exercise of this Warrant.

6.       (a)        In case of any capital reorganization, other than in the cases referred to in Section 5(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or, if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder and each registered holder of a Warrant that such sale or conveyance or other transfer has been consummated.

(b)       In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

(c)       The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

7.        In case at any time the Company shall propose:

(a)       to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

(b)       to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

(c)       to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 6; or

(d)       to effect any liquidation, dissolution, or winding-up of the Company; or

(e)       to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered or certified mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least fifteen (15) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such action which would require an adjustment to the number of shares issuable upon exercise of this Warrant..

8.       The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of cer-tificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9.       The Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

10.       Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

11.       The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

12.       If the Company at any time proposes to register any of its securities under the Securities Act of 1933, as amended for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Warrant Shares), each such time it will give written notice to the Holder of this Warrant of its intention so to do. Upon the written request of the Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register for resale any of the shares of the Company’s Common Stock issuable upon exercise of this Warrant (it being understood that by virtue of the mandatory cashless exercise provisions of this Warrant a maximum of 50% of the shares for which this Warrant shall be exercisable will be issuable to the Holder), the Company will use its best efforts to cause the Warrant Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder of such Warrant Shares so registered.

13.       The validity and interpretation of this Warrant shall be governed by the laws of the State of New York applicable to agreements made and to be fully performed therein. Each of the Company and Newpoint irrevocably submits to the jurisdiction of any court of the State of New York or the United States District Court, in each case located in New York City, for the purpose of any suit, action, or other proceeding arising out of this Warrant, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that either Newpoint or the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the such party hereby waives, to the fullest extent permitted by law, such immunity. Each of the Company and Newpoint hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) it is not personally subject to the jurisdiction of any such court, (b) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to the its property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

14.       All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified airmail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

15.       This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Dated as of March 1, 2006

AZUR HOLDINGS, INC.

By:  /s/ Donald Winfrey
Name: Donald Winfrey
Title: President

[Seal]

/s/ Albert Lazo
Secretary

 FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock of Azur Holdings, Inc., a Delaware corporation (the “Company”), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: _________________

Signature_______________________

NOTICE
The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

ELECTION TO EXERCISE

To:	Azur Holdings, Inc.

The undersigned hereby exercises his, her, or its rights to purchase by cashless exercise ___________________ shares of Common Stock, par value $.0001 per share, (the “Common Stock”) of Azur Holdings, Inc., a Delaware corporation (the “Company”), covered by the within Warrant and requests that certificates for the shares of Common Stock issuable upon exercise (which, as a result of the cashless exercise provisions of the Warrant, will be 50% of the number of the foregoing shares) be issued in the name of, and delivered to:

(Print Name, Address, and Social Security
or Tax Identification Number)

and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated: __________________	Name________________________
(Print)

Address:

________________________
(Signature)